FISCAL AGENCY AGREEMENT

Among

THE REPUBLIC OF VENEZUELA

BANCO CENTRAL DE VENEZUELA

and

THE CHASE MANHATTAN BANK
Fiscal Agent

Dated as of August 6, 1998

DEBT SECURITIES

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CEDEL BANK, société anonyme
EXHIBIT F	Form of Banco Central Undertaking

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     FISCAL AGENCY AGREEMENT, dated as of August 6, 1998, among THE REPUBLIC OF VENEZUELA (the “Issuer” or “Venezuela”), BANCO CENTRAL DE VENEZUELA, as official financial agent of Venezuela, (“Banco Central”) and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of New York, as Fiscal Agent.

     1. Securities Issuable in Series.

     (a) General. Venezuela may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”). All Securities will be unsecured (subject to the provisions in the Securities providing for the securing of such obligations in the event certain other obligations of Venezuela are secured), direct, unconditional and general obligations of Venezuela for money borrowed and each Series will rank pari passu without any preference among themselves. The payment obligations under the Securities will at all times rank at least equally with all other payment obligations of Venezuela relating to External Public Debt (as defined in the Securities) of Venezuela. The full faith and credit of Venezuela will be pledged for the due and punctual payment of all Securities and for the due and timely performance of all obligations of Venezuela in respect thereof. The aggregate principal amount of the Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.

     (b) Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by Venezuela in a certificate (an “Authorization”) executed by the Minister of Finance, the Director General of the Ministry of Finance, the Director General of Public Finance of the Ministry of Finance or another person duly authorized to deliver an Authorization by one of the foregoing and shall establish and, subject to Section 3 hereof, shall set forth or prescribe the manner for determining:

(i)	Designation: the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii)	Aggregate Principal Amount: any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iii)	Registered/Bearer Form: whether the Securities of such Series shall be in registered form without interest coupons or in bearer form with or without interest coupons, or both, and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(iv)	Temporary Global Securities: whether Securities of such Series in registered form and/or bearer form shall initially be represented in whole or in part, by one or more temporary global Securities, the date, or the manner of determination of such date, prior to which interests in any such temporary global Security may not be exchanged for definitive Securities of such Series (each an “Exchange Date”) and the extent to which and the manner in which any interest on such temporary global Security may be paid;

(v)	Book Entry: whether the definitive Securities of such Series in registered form and/or bearer form shall be represented by one or more definitive global Securities to be deposited with a depositary, and the terms upon which such definitive global Securities may be exchanged for Securities of such Series not in global form, if at all;

(vi)	Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) and the interest on (and Additional Amounts, if any) the Securities of such Series is payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vii)	Interest Rates, etc.: the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(viii)	Payment Places: the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Issuer in respect of the Securities of such Series may be served;

(ix)	Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Issuer or otherwise;

(x)	Special Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which and the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi)	Denomination: the denomination or denominations in which Securities of such Series shall be issuable and transferable or exchangeable;

(xii)	Covenants: if other than as set forth in the forms of Securities attached hereto as Exhibits A, B and/or C, all covenants or agreements of the Issuer and any events which give rise to the right of the holder of a Security of such Series to accelerate the maturity of such Security;

(xiii)	Special Principal Repayment Features: if other than all of the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon acceleration of maturity, or otherwise, or the manner in which such portion will be determined;

(xiv)	Foreign Currency Features: the coin or currency or composite currency in which principal of (and premium, if any) and any interest are payable, or the manner in which such coin, currency or composite currency will be determined; and if the principal of (or premium, if any) or interest on the Securities of such Series are to be payable, at the election of the Issuer or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(xv)	Index Features: if the amount of payments of principal of (or premium, if any) or interest on Securities of such Series is to be determined by reference to an index, the manner in which such amounts shall be determined;

(xvi)	Special Payment Features: the person to whom any interest on any registered Security of such Series shall be payable if other than the person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest and the manner in which, or the person to whom, any interest on any bearer Security of such Series shall be payable if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature;

(xvii)	Additional Amounts: if other than as set forth in the forms of Securities attached hereto as Exhibits A, B and/or C, the obligation, if any, of the Issuer to pay additional amounts in respect of principal of (and premium, if any) and any interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xviii)	Legends: whether any legends shall be stamped or imprinted on any Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xix)	Certifications: whether any certifications by purchasers or holders of the Securities of such Series should be required, and the form thereof if other than in substantially the form of Exhibits D or E hereto;

(xx)	Other Terms: any other terms of the Securities of such Series; and

(xxi)	Form of Securities: the form of the Securities of such Series if other than in substantially the form of Exhibits A, B and/or C hereto.

Each Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which the Authorization relates.

     (c) Forms of Securities. The Securities of a Series to be issued in registered form without coupons (“registered Securities”) will be issuable in substantially the form of Exhibit A hereto or such other form as shall be established pursuant to an Authorization and in the denominations specified in such Authorization. The Securities of a Series, if any, to be issued in bearer form, with or without interest coupons attached (“bearer Securities”), will be issuable in substantially the form of Exhibit B hereto (or, in the case of a temporary bearer global security, in substantially the form of Exhibit C hereto) or such other form as shall be established pursuant to such Authorization and in the denominations specified in such Authorization. In this Agreement, (i) Securities which are not in temporary form are referred to as “definitive Securities” and Securities which are in temporary form are referred to as “temporary Securities”, (ii) registered Securities which are not in temporary form are referred to as “definitive registered Securities” (unless such Securities are in global form, in which case they are referred to as “definitive registered global Securities”) and registered Securities which are in temporary form are referred to as “temporary registered Securities” (unless such Securities are in global form, in which case they are referred to as “temporary registered global Securities”) and (iii) bearer Securities which are not in temporary form are referred to as “definitive bearer Securities” (unless such Securities are in global form, in which case they are referred to as “definitive bearer global Securities”) and bearer Securities which are in temporary form are referred to as “temporary bearer Securities” (unless such Securities are in global form, in which case they are referred to as “temporary bearer global Securities”).

     All Securities shall be executed manually or in facsimile on behalf of Venezuela by such official or officials of Venezuela as shall have been authorized by an Authorization (each, an “Authorized Official”). In case any person who shall have executed any Security shall thereafter cease to hold the office by virtue of which such person so executed such Security prior to the authentication and delivery thereof, such Securities may nevertheless be authenticated and delivered as though such person had not ceased to be an Authorized Official. The Securities of a Series (i) may have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of an Authorization, and (ii) may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in an Authorization placed thereon as may be required to comply with this Agreement, any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined necessary or advisable by the Authorized Officials executing such Securities, in each case (i) and (ii) as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in an Authorization.

     (d) Temporary Securities. Until definitive Securities of a Series are prepared, the Issuer may (and, if an Authorization so requires, the Issuer shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Securities of such Series), temporary Securities of such Series. Such temporary Securities may be in global form; provided, however, that any temporary Security in global form shall be in registered form unless delivered in compliance with the conditions set forth in Section 1(e) hereof. Such temporary Securities of a Series shall be subject to the same limita tions and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. Unless otherwise provided herein or therein, temporary Securities of a Series shall be exchangeable for definitive Securities of such Series when such definitive Securities are available for delivery; and upon the surrender for exchange of temporary Securities of a Series which are so exchangeable, the Issuer shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Securities of a Series, a like aggregate principal amount of definitive Securities (provided that such Securities have not been previously redeemed) of such Series of like tenor. The Issuer shall pay all charges, including (without limitation) stamp and other taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities. All temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

     (e) (i) Originally Issued Bearer Securities. This Section 1(e)(i) shall apply only to definitive bearer Securities, temporary bearer Securities and definitive bearer global Securities which are originally issued at the time of sale thereof.

     The Issuer shall not deliver for original issuance at the time of sale thereof any definitive bearer Security, temporary bearer Security or definitive bearer global Security of any Series to the person entitled to physical delivery thereof (other than EUROCLEAR or CEDEL (each as defined below)) except upon delivery by such person to the Issuer of a certificate in substantially the form set forth in Exhibit D hereto and where the person entitled to physical delivery of such Securities is EUROCLEAR or CEDEL, only upon delivery to the Issuer of a certificate substantially in the Form set forth in Exhibit E hereto. Notwithstanding any other provision hereof or the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered to any location within the United States in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

     (ii) Temporary Bearer Global Securities. This Section 1(e)(ii) shall apply only to temporary bearer global Securities delivered to a common depositary or its nominee (the “Common Depositary”) for the benefit of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the EUROCLEAR system (“EUROCLEAR”), or CEDEL BANK, société anonyme (“CEDEL”), except as otherwise may be provided in the Authorization.

     If the Authorization relating to the Securities of a Series so provides, bearer Securities of such Series shall be issued initially in the form of a temporary bearer global Security in substantially the form of Exhibit C hereto or such other form as shall be established pursuant to such Authorization. The temporary bearer global Security of a Series will be exchangeable, as provided below, for definitive bearer or definitive registered Securities of such Series or, if such Authorization so provides, in the form of one or more definitive bearer global Securities or definitive registered global Securities, or any combination thereof specified or contemplated by such Authorization. The term “Securities of a Series” as used herein includes any temporary bearer global Security of such Series.

     Any such temporary bearer global Security of a Series shall be executed by the Issuer and delivered to the Fiscal Agent, and the Fiscal Agent shall, upon the order of the Issuer, authenticate such temporary bearer global Security and deliver such temporary bearer global Security to the Common Depositary for the benefit of EUROCLEAR and CEDEL for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of EUROCLEAR and CEDEL (or to such other accounts as they may direct).

     Unless otherwise specified in an Authorization, the interest of a beneficial owner of Securities of a Series in the temporary bearer global Security of such Series shall be exchanged for an interest in one or more definitive bearer global Securities of such Series, when the account holder instructs EUROCLEAR or CEDEL, as the case may be, to request such exchange on his behalf and delivers to EUROCLEAR or CEDEL, as the case may be, a certificate in substantially the form set forth in Exhibit D hereto, copies of which certificates shall be available at the offices of EUROCLEAR, CEDEL and the Fiscal Agent. If an Exchange Date is specified in an Authorization relating to the Securities of a Series to be applicable to the Securities of such Series, no definitive Securities of such Series shall be exchanged pursuant to this Section 1(e)(ii) prior to such Exchange Date. Any exchange pursuant to this Section 1(e)(ii) shall be made free of charge to the beneficial owners of the temporary bearer global Security, except that a person receiving definitive Securities must bear the cost payable in advance to the Fiscal Agent of insurance, postage, transportation and the like in the event that such person does not take delivery of such definitive Securities in person at the offices of EUROCLEAR or CEDEL. Notwithstanding any other provision hereof or of the Securities of a Series, no bearer Security of such Series may be mailed to or otherwise delivered in connection with their sale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) to a location within the United States.

     On or after the applicable Exchange Date, or if no Exchange Date is specified in the Authorization relating to the Securities of a Series to be applicable to Securities of such Series, on or after the fortieth day following the date of original issuance of the Securities of such Series, the temporary bearer global Security of such Series shall be surrendered by the Common Depositary to the Fiscal Agent outside the United States, as the Issuer’s agent, for purposes of the exchange of Securities described below. In the event the temporary bearer global Security of such Series is to be exchanged for one or more definitive bearer global Securities and/or definitive registered global Securities, following such surrender the Fiscal Agent shall authenticate and deliver such definitive Securities to the Common Depositary for the benefit of EUROCLEAR and CEDEL for credit to the respective accounts of the beneficial owners of Securities of such Series on the records of EUROCLEAR and CEDEL (or to such other accounts as they may direct), but only upon delivery by EUROCLEAR and CEDEL, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit E hereto. In the event the temporary bearer global Security of a Series is to be exchanged for one or more definitive bearer Securities and/or definitive registered Securities, following such surrender, upon the request of EUROCLEAR or CEDEL, acting on behalf of beneficial owners of Securities, the Fiscal Agent shall authenticate and deliver to EUROCLEAR or CEDEL, as the case may be, for the account of such owners, definitive bearer Securities or definitive registered Securities, or any combination thereof, as shall be specified by such owners, in exchange for the aggregate principal amount of the temporary bearer global Security of such Series beneficially owned by such owners, but only upon delivery by EUROCLEAR and CEDEL, as the case may be, to the Fiscal Agent of a certificate or certificates substantially in the form set forth in Exhibit E hereto.

     Upon any exchange of a portion of the temporary bearer global Security of a Series for definitive Securities of such Series, the temporary bearer global Security of such Series shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, the temporary bearer global Security of a Series shall in all respects be entitled to the same benefits under this Agreement as definitive Securities of such Series authenticated and delivered hereunder, except that neither EUROCLEAR nor CEDEL nor the beneficial owners of the temporary bearer global Security of such Series shall be entitled to receive payment of interest thereon; provided that beneficial owners of the temporary bearer global Security of such Series, and EUROCLEAR or CEDEL on their behalf, shall be entitled to receive payment of interest in respect of the definitive global or bearer securities, as the case may be, in accordance with the terms of such Securities following delivery by the beneficial owners to EUROCLEAR or CEDEL, as the case may be, of a certificate substantially in the form set forth in Exhibit D hereto and delivery by EUROCLEAR or CEDEL to the Fiscal Agent of a certificate substantially in the form set forth in Exhibit E thereto.

     (f)(i) U.S. Book-Entry Provisions. This Section 1(f)(i) shall apply only to definitive registered global Securities of a Series deposited with or on behalf of a depositary located in the United States (a “U.S. Depositary”), except as may otherwise be provided in an Authorization.

     If the Issuer shall establish in an Authorization that the registered Securities of a Series are to be issued in whole or in part in the form of one or more definitive registered global Securities deposited with or on behalf of a U.S. Depositary, then the Issuer shall execute and the Fiscal Agent shall, in accordance with this Section 1(f)(i) and the Authorization with respect to such Series, authenticate and deliver one or more definitive registered global Securities that (i) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (ii) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to such U.S. Depositary’s instruction and (iii) except as otherwise provided in such Authorization, shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of [insert name and address of the U.S. Depositary] to the Republic of Venezuela or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [insert name of nominee of the U.S. Depositary] or such other name as requested by an authorized representative of [insert name of the U.S. Depositary] (and any payment is made to [insert name of nominee of the U.S. Depositary] or to such other entity as is requested by an authorized representative of [insert name of U.S. Depositary]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, [insert name of nominee of the U.S. Depositary], has an interest herein”.

     Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any definitive registered global Security held on their behalf by a U.S. Depositary or under the global Security, and such U.S. Depositary may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the sole owner of such definitive registered global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (ii) Offshore Book-Entry Provisions. This Section 1(f)(ii) shall apply only to definitive bearer global Securities of a Series delivered to the Common Depositary for the benefit of EUROCLEAR and CEDEL, except as otherwise may be provided in an Authorization.

     The provisions of the “Operating Procedures of the EUROCLEAR System” and the “Terms and Conditions Governing Use of EUROCLEAR” and the “Management Regulations” and “Instructions to Participants” of CEDEL, respectively, shall be applicable to definitive bearer global Securities of a Series delivered to the Common Depositary for the benefit of EUROCLEAR and CEDEL. Account holders or participants in EUROCLEAR and CEDEL shall have no rights under this Agreement with respect to any such definitive bearer global Securities delivered to the Common Depositary for the benefit of EUROCLEAR and CEDEL for credit to the respective accounts of such account holders or participants, and such Common Depositary may be treated by the Issuer, the Fiscal Agent, and any agent of the Issuer or the Fiscal Agent as the owner of any such definitive bearer global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Fiscal Agent, or any agent of the Issuer or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its account holders or participants, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (g) Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in an Authorization or pursuant to Section 1(c) hereof. Any legends so provided may be removed as provided in an Authorization or pursuant to Section 1(c) hereof.

     2. Fiscal Agent; Other Agents.

     The Issuer hereby appoints The Chase Manhattan Bank, having a corporate trust office at 450 West 33rd Street, 15th Floor and a payment office at 450 West 33rd Street, 15th Floor (for payments, exchanges and transfers), each in The City of New York (together, the “Corporate Trust Office”), as fiscal agent of the Issuer in respect of the Securities upon the terms and subject to the conditions herein set forth, and The Chase Manhattan Bank hereby accepts such appointment. The Chase Manhattan Bank and any successor or successors as such fiscal agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof. The Fiscal Agent shall keep a copy of this Agreement available for inspection during normal business hours at its Corporate Trust Office.

     The Issuer may, in its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Securities of a Series, at such place or places as the Issuer may determine; provided, however, that for so long as any Securities of such Series are listed on the Luxembourg Stock Exchange or the stock exchange of Hong Kong Limited, and such Exchange shall so require, the Issuer shall maintain a Paying Agent in Luxembourg or Hong Kong, as the case may be; and provided, further, that, in the event Securities are issued in registered form, the Issuer shall at all times maintain a Paying Agent, Registrar and Transfer Agent in The City of New York (which Paying Agent and Transfer Agent may be, and initially shall be, the Fiscal Agent). The Issuer shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9(c) hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than ninety days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent. Notwithstanding the foregoing, if the Issuer issues bearer Securities of a Series, to the extent provided in the Securities of such Series, the Issuer shall maintain under appointment a Paying Agent or Paying Agents with respect to such Series outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”) for the payment of principal of (and premium, if any) and any interest on bearer Securities of such Series.

     In respect of the Securities of a Series, the Issuer shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such Agent will act to be given as provided in the text of the Securities of such Series.

     3. Authentication.

     The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Issuer for the purposes of the original issuance of Securities of such Series, (i) to authenticate the said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities of such Series in accordance with an Authorization and to deliver the said Securities in accordance with the written order or orders of the Issuer signed on its behalf by any person authorized by or pursuant to an Authorization and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth. Each registered Security shall be dated the date of its authentication.

     Notwithstanding the provisions of Section 1(b) and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver an Authorization otherwise required pursuant to Section 1(b) or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

     No Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication executed by the Fiscal Agent or any authenticating agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefit of this Agreement.

     The Fiscal Agent may, with the written consent of the Issuer, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Issuer (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Issuer) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

     4. Payment and Cancellation.

     (a) Payment. Unless otherwise agreed, subject to the following provisions, the Issuer shall provide to the Fiscal Agent, no later than 10:00 a.m. (New York City time), in immediately available funds on the business day in New York prior to each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the text of the Securities of such Series, such amount, in such coin or currency, as is necessary to make such payment, and the Issuer hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest on, as the case may be, the Securities of such Series as set forth herein and in the text of such Securities. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Issuer pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Issuer of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of such Securities. Notwithstanding the foregoing, where an Authorization expressly so provides, the Issuer may provide directly to a Paying Agent funds for the payment of the principal thereof and premium and interest, if any, payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 8(b) hereof and shall so advise the Fiscal Agent in writing; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Issuer to any such Paying Agent.

     The Issuer will deliver to the Fiscal Agent by 10:00 a.m. (New York City time), two business days prior to each payment date an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment.

     Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered holders”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the corporate trust office of the Fiscal Agent and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to Section 2 hereof, and payments of any interest on registered Securities of a Series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6 hereof, or, in the case of payments of principal (and premium, if any), to such other address as the registered holder shall provide in writing at the time of such surrender; provided, however, that, if provided in the Authorization relating to the Securities of such Series, such payments may be made, in the case of a registered holder of greater than the aggregate principal amount of Securities of such Series specified in such Authorization, by transfer to an account denominated in the currency in which such payments are to be made maintained by the payee with a bank as specified in such Authorization if such registered holder so elects by giving written notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payment is to be made.

     Any interest on bearer Securities of a Series shall be payable by check or wire transfer upon surrender of any applicable coupon, and principal of (and premium, if any, on) bearer Securities of such Series shall be payable by check or wire transfer upon surrender of such Securities, at such offices or agencies of the Fiscal Agent or any Paying Agent outside the United States as the Issuer may from time to time designate, unless the Issuer shall have otherwise instructed the Fiscal Agent in writing, or additionally or alternatively, in such other manner as may be set forth or provided for in the Securities of such Series. No such check which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Neither the Fiscal Agent nor any Paying Agent shall, and the Issuer shall not instruct the Fiscal Agent or any Paying Agent to, make such payments on bearer Securities of a Series at an office or agency located in the United States unless such payments are to be made in U.S. dollars and payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained by the Issuer in accordance with Section 2 hereof is illegal or effectively precluded by reason of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars.

     If the Fiscal Agent pays out any amount due under the terms of the Securities on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by the Issuer and such payment has in fact not been so made by the Issuer prior to the time the Fiscal Agent makes such payment, then the Issuer shall on demand reimburse the Fiscal Agent for the relevant amount, and pay interest to the Fiscal Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the cost (to the Fiscal Agent) of funding the amount paid out, as certified by the Fiscal Agent and expressed as a rate per annum.

     Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of twelve 30-day months unless otherwise provided in the Authorization relating to Securities of such Series.

     (b) Withholding; Payment of Additional Amounts. In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest or other amount thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Issuer will furnish the Fiscal Agent and each other Paying Agent with a certificate of an Authorized Official instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld or deducted on such payment to holders of such Securities or any coupon appertaining thereto, and the Issuer will pay to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents) additional amounts, if any, required by the terms of such Securities to be paid. The Issuer agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

     (c) Cancellation. All Securities, together with all coupons appertaining thereto, delivered to the Fiscal Agent (or any other Agent appointed by the Issuer pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as provided herein or in the Securities and all coupons paid through the application of interest installments (other than Securities and coupons delivered to the Fiscal Agent), shall be marked “cancelled” and, in the case of any other such Agent, forwarded to the Fiscal Agent by the Paying or Transfer Agent to which they are delivered. If any Security shall have been authenticated and delivered hereunder but never issued or sold by the Issuer thereof, the Issuer may deliver such Security to the Fiscal Agent for cancellation together with a written statement stating that such Security has never been issued and sold by the Issuer. All such Securities and coupons shall be cancelled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Issuer and the Fiscal Agent, and the Fiscal Agent or such other person shall thereupon furnish certificates of such destruction to the Issuer.

     (d) Instructions of the Republic to Banco Central. The Issuer hereby irrevocably and unconditionally agrees that each payment to be made by the Issuer under this Agreement and the Securities shall be effected through Banco Central, and to that effect in connection with the issuance of each Series of Securities it shall instruct Banco Central to remit (as and to the extent provided in Section 2(a) of the form Banco Central Undertaking to be delivered in connection with each issuance of Securities, the form of which is attached hereto as Exhibit F) an amount equal to each payment of principal, interest (including Additional Amounts), or other amounts required to be paid by the Issuer for the benefit of the holders and the Paying Agents to the person, at the time and place, and in the manner provided in this Agreement and the Securities. In this regard, the Issuer irrevocably and unconditionally agrees to deposit, from time to time, at Banco Central, in the accounts specially established for this purpose, the Bolivars required for each payment prior to the date such payment is required to be made and to deliver, in a timely manner, to Banco Central the authorizations (the “Orders”) necessary for it to effect the required conversion of Bolivars into the currency in which the Securities are denominated. The Issuer agrees that no such deposit of funds with Banco Central shall be deemed to constitute payment to any holder or any Paying Agent of any amount payable to such holder or Paying Agent and further agrees that nothing in this Section or in the Banco Central Undertaking shall excuse any failure by the Issuer to pay any amount on the date such payment is required to be made by the Issuer by the terms of this Agreement and the Securities or otherwise affect an any way any of the rights of any holders or any Paying Agent. The Issuer agrees that, in the event that any payment required to be made by the Issuer hereunder or under any Security is not effected through Banco Central at or prior to the time such payment is required to be made by the terms of this Agreement and the Securities, it will effect such payment in accordance with the terms of this Section or the relevant provisions of such Security.

     (e) References to Include Additional Amounts. All references in this Agreement to principal, premium and interest and other amounts payable in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth herein or in the text of the Securities of such Series.

5.	Exchange of Securities.

     (a) General. The Fiscal Agent, or its duly authorized agent, is hereby authorized from time to time in accordance with and subject to the provisions of the Securities and of this Agreement (including Section 3 hereof and this Section 5) to authenticate and deliver:

(i)	Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor and form which become mutilated, defaced, destroyed, stolen or lost;

(ii)	registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities of such Series of like tenor and form;

(iii)	if bearer Securities of a Series are authorized to be issued, registered Securities of such Series in exchange for a like aggregate principal amount of bearer Securities of such Series of like tenor and form;

(iv)	if Securities of a Series are subject to partial redemption, Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Securities of such Series redeemed in part only; and

(v)	if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any definitive registered global Security shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(c) and any definitive bearer global Securities delivered to a Common Depositary shall be exchangeable only as provided in Sections 5(a)(i), 5(a)(iv) and 5(d).

     (b) Bearer and Registered Securities. Bearer Securities may not be issued in exchange for registered Securities. All bearer Securities of a Series surrendered for exchange for other Securities of such Series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided in the applicable Authorization, bearer Securities shall be dated the date from which any interest on the Securities of such Series first begins to accrue. Registered Securities shall be dated the date of their authentication by the Fiscal Agent. Notwithstanding anything to the contrary herein contained, such Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Each new Security, if a registered Security, shall be so dated, and, if a bearer Security, shall have attached thereto such coupons, that neither gain nor loss in interest shall result from such transfer or exchange.

     (c) Definitive Registered Global Securities. This Section 5(c) shall apply only to definitive registered global Securities deposited with a U.S. Depositary pursuant to Section 1(f)(i), unless otherwise provided in the Authorization.

     A definitive registered global Security shall be exchangeable for definitive registered Securities of such Series if (x) the U.S. Depositary with respect to such definitive registered global Security notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary for all global Securities or if at any time such U.S. Depositary ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and a successor U.S. Depositary is not appointed by the Issuer within ninety days, (y) the Issuer delivers to the Fiscal Agent a written notice executed by Authorized Officials that all definitive registered global Securities shall be exchangeable or (z) an Event of Default (as defined in the terms and conditions of such Securities) has occurred and is continuing with respect to such Securities.

     Unless the definitive registered global Security is presented by an authorized representative of the U.S. Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the U.S. Depositary and any payment is made to such nominee, any transfer, pledge or other use of the definitive registered global Security for value or otherwise shall be wrongful since the registered owner of the definitive registered global Security, the nominee of the U.S. Depositary, has an interest in the definitive registered global Security.

     If the beneficial owners of interests in a definitive registered global Security are entitled to exchange interests for definitive registered Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive registered Securities in aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such definitive registered global Security shall be surrendered by the U.S. Depositary to the Fiscal Agent, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive registered global Security that is exchangeable pursuant to this Section 5(c) shall be exchangeable for definitive registered Securities issuable in the denominations specified in the applicable Authorization and registered in such names as the U.S. Depositary that is the holder of such definitive registered global Security shall direct. If a definitive registered Security is issued in exchange for any portion of a definitive registered global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such definitive registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive registered global Security is payable.

     The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities.

     (d) Definitive Bearer Global Securities. This Section 5(c) shall apply only to definitive bearer global Securities delivered to a Common Depositary for EUROCLEAR or CEDEL pursuant to Section 1(f)(ii), unless otherwise provided in an Authorization.

     If the beneficial owners of interests in a definitive bearer global Security are entitled to exchange such interests for definitive bearer Securities or definitive registered Securities of such Series, as provided in the Authorization, then without unnecessary delay but in any event not later than the fifteenth day prior to the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent definitive bearer Securities and/or definitive registered Securities in aggregate principal amount equal to the principal amount of such definitive bearer global Security. On or after the earliest date (if any) on which such interests may be so exchanged, such definitive bearer global Security shall be surrendered by the Common Depositary to the Fiscal Agent outside the United States, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive bearer Securities and/or definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive bearer global Security, an equal aggregate principal amount of definitive bearer Securities and/or definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive bearer global Security in such combination thereof as shall be specified by the beneficial owner thereof and communicated to the Fiscal Agent through EUROCLEAR or CEDEL, and, if in registered form, registered in such name as may be specified by the beneficial owner thereof and so communicated to the Fiscal Agent; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that Series and like tenor to be redeemed and ending on the relevant date of redemption; and provided, further, that no definitive bearer Security delivered in exchange for a portion of a definitive bearer global Security shall be mailed or otherwise delivered to any location in the United States. If a definitive registered Security is issued in exchange for any portion of a definitive bearer global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive bearer global Security is payable.

     So long as the Common Depositary is the registered owner of a definitive bearer global Security, such Common Depositary, as the case may be, will be considered the sole owner or holder of the Securities represented by such definitive bearer global Security for the purposes of receiving payment on the Securities, receiving notices and for all other purposes under this Agreement and the definitive bearer global Security. The Common Depositary may grant proxies and otherwise authorize any person, including EUROCLEAR and CEDEL and beneficial owners of the Securities, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities. Beneficial interests in a definitive bearer global Security will be evidenced only by, and transfers thereof will be effected only through, records maintained by EUROCLEAR and CEDEL.

6.	Register.

     The Fiscal Agent, as agent of the Issuer for this purpose, shall maintain at its corporate trust office in The City of New York, a register for each Series of Securities issued in whole or in part in registered form for the registration of Securities of such Series and the registration of transfers and exchanges thereof. Upon presentation for the purpose of registration or transfer or exchange at the said office of the Fiscal Agent of any registered Security of such Series, accompanied by a written instrument of transfer or exchange in the form approved by the Issuer and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Issuer and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new registered Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Issuer. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as otherwise provided herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3 hereof, respectively) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Securities of such Series.

     Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

     Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of Securities of a Series during any periods set forth in the text of the Securities of such Series in which such transfer or exchange is prohibited.

7.	Sinking Fund and Optional Redemption.

     The Issuer hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Securities of such Series. In the event that the provisions of the Securities of a Series permit the Issuer to redeem Securities of such Series at its option, the Issuer shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date and, if earlier, no later than 15 days prior to the date on which notice is required to be given to holders of the Securities of such Series pursuant to the following sentence (or such shorter period as may be acceptable to the Fiscal Agent). All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Issuer and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Securities of such Series. In the event that the provisions set forth in the Authorization or in the text of the Securities of a Series permit the Issuer to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, the Issuer shall deliver to the Fiscal Agent a certificate of an Authorized Official stating that the Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause the Issuer to redeem such Securities, the Issuer shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and each Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to the Issuer from time to time reasonably detailed information as to such redemptions.

     Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of the Issuer, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Securities of such Series not previously called for redemption, in the case of bearer Securities of such Series, individually by lot (unless all bearer Securities are subject to such redemption) and, in the case of registered Securities of such Series, by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security.

8.	Conditions of Fiscal Agent’s Obligations.

     The Fiscal Agent accepts its obligations set forth in this Agreement upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights of holders from time to time of Securities are subject:

(a)	Compensation and Indemnity. The Fiscal Agent shall be entitled to compensation as agreed in writing with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the out-of-pocket expenses (including counsel fees) reasonably incurred by it in connection with its services hereunder after receipt of an itemized statement detailing such expenses. The Issuer also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, damage, claim, liability or expense, including the reasonable and documented fees and expenses of counsel, incurred without gross negligence or bad faith, arising out of or in connection with its acting as Fiscal Agent hereunder, as well as the reasonable and documented costs and expenses of defending against any claim of liability in the premises. The obligations of the Issuer under this Section 8(a) shall survive payment of all the Securities or the resignation or removal of the Fiscal Agent.

(b)	Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Issuer and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities or coupons, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series (and premium, if any) or such interest, as the case may be, shall have become due and payable (whether at maturity or otherwise) and monies sufficient therefor shall have been duly made available for payment shall, together with any interest made available for payment thereon, be repaid to the Issuer, as provided and in the manner set forth in the Securities of such Series. Upon such repayment, the aforesaid trust with respect to the Securities of such Series shall terminate and all liability of the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c)	Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without gross negligence and in accordance with such opinion.

(d)	Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof each shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security or coupon, Authorization, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties.

(e)	Interest in Securities, etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Issuer pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Securities or coupons, with the same rights that they would have if they were not the Fiscal Agent, such Paying Agent or Transfer Agent or such other person, and may engage or be interested in any financial or other transaction with the Issuer, and may act as depositary, trustee or agent for, holders of Securities or coupons or other obligations of the Issuer, as freely as if they were not the Fiscal Agent, such Paying Agent or Transfer Agent or such other person.

(f)	Non-Liability for Interest. Except as expressly provided for in this Agreement, and subject to any agreement between the Issuer and the Fiscal Agent to the contrary, the Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

(g)	Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter of fact be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or gross negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to an Authorization and delivered to the Fiscal Agent as to such matter of fact.

(h)	No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent. Nothing in this Agreement shall be construed to require the Fiscal Agent to advance or expend its own funds; provided, however, that the Fiscal Agent may not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment by the Issuer of the Fiscal Agent’s fees.

9.	Resignation and Appointment of Successor.

     (a) Fiscal Agent and Paying Agent. The Issuer agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in The City of New York, and authorized under such laws to exercise corporate trust powers, and, to the extent required by the provisions of bearer Securities of such Series, if any, unless payments are permitted by the provisions of the fourth paragraph of Section 4(a) hereof to be made in the United States, a Paying Agent outside the United States for payment of principal of (and premium, if any) and any interest on such bearer Securities, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available for payment and either paid or returned to the Issuer as provided herein and in such Securities.

     (b) Resignation and Removal. The Fiscal Agent may at any time resign by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 60 days from the date on which such notice is given, unless the Issuer agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Issuer, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall for all purposes hereunder be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in The City of New York, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Issuer pursuant to Section 8 hereof of compensation for services rendered and reimbursement of out-of-pocket expenses incurred hereunder after receipt of an itemized statement detailing such expenses. If no successor Fiscal Agent is appointed and has accepted such appointment within 90 days of such resignation or removal, the Fiscal Agent may petition a court of proper jurisdiction to appoint a successor Fiscal Agent.

     (c) Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Issuer is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Issuer by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Issuer and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a Series or this Agreement, the Issuer is required to maintain a Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent; provided that the Issuer may, but shall not be required to, appear in any proceeding with respect to such petition; and provided, further, that (i) if the Issuer elects not to appear in such proceeding, such election shall constitute an irrevocable waiver of its right to contest in any forum by any means the determinations made in such proceeding and (ii) if the Issuer elects to appear in any such proceeding, such appearance shall not constitute a waiver of immunity the Issuer may have or a submission to jurisdiction for purposes of any cross-claim, counterclaim, action, lawsuit or process. The Issuer shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

     (d) Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

     (e) Merger, Consolidation, etc. Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all the assets and business of the Fiscal Agent, provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     (f) Separate Fiscal Agents. The Issuer may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in The City of New York, and authorized under such laws to exercise corporate trust powers. Any separate fiscal agent shall enter into an agreement with the Issuer under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

10.	Payment of Taxes.

     The Issuer will pay all stamp taxes and other duties, if any, which may be imposed by the Republic of Venezuela, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to this Agreement or the issuance of the Securities.

11.	Meetings and Amendments.

     (a) Calling of Meeting, Notice and Quorum. A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series or this Agreement as hereinafter provided. The Issuer may at any time call a meeting of holders of Securities of any Series for any such purpose to be held at such time and at such place as the Issuer shall determine. Notice of every meeting of holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 10 nor more than 60 days prior to the date fixed for such meeting). In case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the Outstanding Securities (as defined in subsection (d) of this Section 11) of a Series shall, after the occurrence and during the continuance of any default under the Securities of such Series, have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any purpose specified in the first sentence of this Section 11(a), by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

     To be entitled to vote at any meeting of holders of Securities of any Series, a person shall be a holder of Outstanding Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the preceding paragraph of this subsection (a), except that such notice need be given only once. Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Securities of any Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Securities of such Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

     The Fiscal Agent may make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Securities of such Series with respect to the proof of the holding of Securities, the adjournment and chairmanship of such meeting, the appointment of proxies in respect of holders of Securities of such Series, the record date for determining the registered holders of Securities of such Series who are entitled to vote at such meeting (which date shall be designated by the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of such Series on the date such action is taken), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or the holders of Securities of such Series as provided above, in which case the Issuer or the holders of Securities of such Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Securities of such Series or proxy. A record, at least in duplicate, of the proceeding of each meeting of holders shall be prepared, and one such copy shall be delivered to the Issuer and another to the Fiscal Agent to be preserved by the Fiscal Agent.

     (b) Approval. (i) At any meeting of holders of Securities of any Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the lesser of (X) a majority in principal amount of the Outstanding Securities of such Series or (Y) the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (ii) with the written consent of the owners of not less than a majority in aggregate principal amount of the Securities of any Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement or the Banco Central Undertaking, in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of such Series is payable, (D) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement, the Banco Central Undertaking or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of the Issuer to pay Additional Amounts, if any, pursuant to the Securities of such Series. Any such modification, amendment or supplement shall be binding on the holders of Securities of such Series. The Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, without the vote or consent of any holder of Securities, may modify, amend or supplement this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of such Series pursuant to the requirements of such Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement, the Banco Central Undertaking or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities of such Series in any material respect.

     It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

     (c) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby and then Outstanding, in all cases as provided in Securities of such Series.

     Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 11(b) hereof. New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Issuer, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

     (d) “Outstanding” Defined. For purposes of this Agreement and the Securities, any Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

     (i) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent;

     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for; or

     (iii) Securities of a Series in lieu of or in substitution for which other Securities of such Series shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above) of such Security, and (iii) Securities of such Series owned directly or indirectly by the Issuer shall be disregarded and deemed not to be Outstanding.

12.	Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER, HOWEVER, SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC OF VENEZUELA.

13.	Notices.

     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, shall specify this Agreement by name and date and shall identify the Securities to which such notices or communications relate, and if sent to the Fiscal Agent shall be delivered, or transmitted by facsimile or registered mail, first class postage prepaid, to it at 450 West 33rd Street, 15th Floor, New York, New York 10001, Facsimile No. (212) 946-8177 or (212) 946-8178, Attention: Global Trust Services, International, or if sent to the Issuer shall be delivered or transmitted by hand, facsimile or reputable international courier, postage prepaid to it at:

Ministerio de Hacienda de la Republica de Venezuela
Direccion General Sectorial de Finanzas Publicas
Esquina de Carmelitas
Avenida Urdaneta
Edificio del Ministerio de Hacienda
Caracas, Venezuela

Attention: Director de Credito Publico
Telecopier: (582) 802-1893
Telephone: (582) 802-1887

     with a copy to

Banco Central de Venezuela
Esquina de Carmelitas
Avenida Urdaneta
Caracas 1010
Venezuela
Attention: Vice President of International Operations
Telecopier: (582) 837-373
Telephone: (582) 801-5352/801-5347/801-5088

The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

     If the Fiscal Agent shall receive any notice or demand addressed to the Issuer by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Issuer.

     Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of such Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of Venezuela it shall receive notice from Venezuela at least 15 days prior to the last date for notice to the holders.

14.	Waiver of Immunity; Consent to Jurisdiction; Consent to Service; Proceedings in Venezuela.

     (a) The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement, any Security or a coupon appertaining thereto (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the courts of England that sit in London; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Issuer also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Issuer hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The Agreement made by the Issuer with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Issuer with respect to proceedings unrelated to this Agreement, any Security or a coupon appertaining thereto.

     (b) The Issuer agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A. (The “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Issuer irrevocably appoints each Process Agent as its agent to receive such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by an irrevocable power of attorney hereto granted before a Venezuelan notary public). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c) The Issuer irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

     (d) To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Fiscal Agent, any Paying Agent or any holder to enforce or execute a Related Judgment. In addition, to the extent that the Issuer or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from set-off, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with this Agreement, any Security or a coupon appertaining thereto.

15.	Conversion of Currency.

     The Issuer agrees that, if a judgment or order given or made by any Specified Court or Other Court for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency in which such Security is denominated (the “denomination currency”), the Issuer will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

16.	Headings.

     The section headings herein are for convenience only and shall not affect the construction hereof.

17.	Counterparts.

     This Agreement may be executed in any number of counterparts, each of which, when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

THE REPUBLIC OF VENEZUELA
By:
Name:
Title:

BANCO CENTRAL DE VENEZUELA, as Official Financial Agent of the Republic of Venezuela
By:
Name:
Title:

THE CHASE MANHATTAN BANK
By:
Name:
Title:

EXHIBIT A

FORM OF REGISTERED SECURITY

[Form of Face of Security]

[CUSIP No. _______]
[ISIN No. ________]

REPUBLIC OF VENEZUELA

[Title of Securities]

No. R-	[Denomination]

     The Republic of Venezuela (herein called the “Issuer” or “Venezuela”), for value received, hereby promises to pay to                    , or registered assigns, the principal sum of                     [Currency] (                   ) on                    .

     [If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on                     [and                     ] in each year, commencing                     (each an “Interest Payment Date”), at the rate [of                    % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable, insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                    % per annum on any overdue principal [and premium] and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the                     [or                    ] (whether or not a business day) [, as the case may be] (each a “Regular Record Date”)[,] next preceding such Interest Payment Date. [Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.] Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by Venezuela, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

     [Insert floating interest rate provisions, if applicable.]

     [If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of                    .% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

     Principal of [(and premium, if any, on)] this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to [or at such other offices or agencies as Venezuela may designate and notify the holders as provided in Paragraph 6[(e)] hereof] and at the offices of such other Paying Agents as Venezuela shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] shall be made against surrender of this Security and payments of [if applicable, insert — interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or[, in the case of payments of principal (and premium, if any)] to such other address as the registered holder may specify upon such surrender[; provided, however, that any payments shall be made, in the case of a registered holder of at least $                    aggregate principal amount of Securities of such series, by transfer to an account maintained by the payee with a bank [located in                    ] if such registered holder so elects by giving notice to the Fiscal Agent, not less than [15] days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made]. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in The City of New York [and in [Europe] [Asia] (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the Stock Exchange of Hong Kong Limited] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [Hong Kong])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

*Dated:

REPUBLIC OF VENEZUELA
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE CHASE MANHATTAN BANK as Fiscal Agent
By:
Authorized Officer

*	To be dated the date of authentication.

[Form of reverse of Security]

     1. This Security is one of a duly authorized issue of [series designation] of the Issuer (herein called the “Securities”), issued in accordance with a Fiscal Agency Agreement, dated as of August 6, 1998 (such instrument, as it may be duly amended from time to time, is herein called the “Fiscal Agency Agreement”), among the Issuer, Banco Central de Venezuela, as official financial agent of the Republic of Venezuela, and The Chase Manhattan Bank, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York and, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the Stock Exchange of Hong Kong Limited] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [Hong Kong]. This Security is limited in aggregate principal amount to U.S. $              or its equivalent in another currency or composite currency outstanding at any one time [(which amount may be increased at the option of the Issuer if in the future it determines that it may wish to sell additional Securities of this series)]. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

     The Securities are the direct, general and unconditional obligations of Venezuela. The Securities will rank pari passu, without any preference among themselves. The payment obligations of Venezuela under the Securities will at all times rank at least equally with all other unsecured and unsubordinated payment obligations of Venezuela relating to External Public Debt of Venezuela. Venezuela hereby pledges its full faith and credit for the due and punctual payment of all amounts due in respect of the Securities.

     So long as any Security remains outstanding, if any Lien on Oil or Accounts Receivable (other than a Permitted Lien) is created after the date that such Security was first issued by Venezuela, Banco Central or any Governmental Agency to secure External Public Debt, Venezuela will cause such Lien to equally and ratably secure the obligations of Venezuela under this Security. For the purposes of the foregoing, the following terms have the following meanings:

     “Accounts Receivable” means accounts payable to Venezuela, Banco Central or any Governmental Agency in respect of the sale, lease or other provision of Oil, whether or not yet earned by performance or scheduled to be documented in the future pursuant to a contract in existence on the relevant date.

     “Bond Currencies” means U.S. dollars, Deutsche marks, Pounds sterling, French francs, Italian lire and Swiss francs.

     “Debt” means, with respect to any Person, the following (whether outstanding on the date hereof or at any time thereafter): (a) all indebtedness of such Person for borrowed money, or for the deferred purchase price of property or services if and to the extent that the obligation to pay such purchase price is evidenced by an instrument; (b) all reimbursement obligations of such Person under or in respect of letters of credit or banker’s acceptances; (c) all obligations of such Person to repay deposits with or advances to such Person; (d) all obligations of such Person (other than those specified in clauses (a) and (b) above) evidenced by bonds, debentures, notes or other similar instruments; and (e) all direct or indirect guarantees, endorsements and similar obligations of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in clause (a), (b), (c) or (d) above.

     “Export” means any sale of Oil by any Person, including any sales to Persons owned or controlled, directly or indirectly, by any such seller, (i) in connection with which such Oil is transported from Venezuela or from storage facilities for Oil held for Export by any such Person outside of Venezuela, and (ii) which as not been preceded by any sale of such Oil which constitutes an Export hereunder.

     “External Debt” means any Debt which is denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than bolivars.

     “External Public Debt” means, at any time, the External Debt of the public sector entities referred to in Article 2 of the Organic Law of Public Credit of the Republic of Venezuela, as in effect on the date hereof, including principal, interest and other amounts payable in connection therewith.

     “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or other statutory body or judicial entity of Venezuela or any political subdivision thereof or therein, now existing or hereafter created, and any bank, corporation or other legal entity 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Venezuela, but excluding Banco Central.

     “Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligation with or from the proceeds of, any asset or revenues of any kind.

     “1990 Financing Plan” means the Republic of Venezuela 1990 Financing Plan dated June 25, 1990, distributed to the international banking community.

     “Oil” means hydrocarbons, their products and derivatives, in each case produced in Venezuela, provided, however, that “Oil” shall not include Orimulsion®”, products from Orimulsion®, natural gas, coal and petrochemicals.

     “Operating Reserves” means, at any time, the value (determined in accordance with the second sentence of this definition) of all of the following assets owned by Banco Central at such time to the extent denominated in units of exchange other than the lawful currency of Venezuela (excluding from such assets any assets which are subject to a Lien): (a) currencies other than the lawful currency of Venezuela (excluding Special Drawing Rights in the IMF and all funds received from the IMF); (b) deposits and credit balances with commercial financial lending institutions, central banks and non-Venezuelan governments or multilateral lending institutions which are payable in any of the Bond Currencies or currencies that are readily convertible into any of the Bond Currencies; and (c) marketable bonds, notes, certificates of deposit and other obligations issued by commercial financial institutions, non-Venezuelan governments or multilateral lending institutions which are payable in any of the Bond Currencies or currencies that are readily convertible into any of the Bond Currencies. For the purposes of this definition: (i) the value of an amount of any currency other than the lawful currency of Venezuela at any time is the equivalent in U.S. dollars of such amount at such time determined in accordance with the consistently applied accounting practices of Banco Central; (ii) the value of a deposit or credit balance referred to in clause (b) above at any time is the equivalent in U.S. dollars of the face amount of such deposit or credit balance at such time determined in accordance with the consistently applied accounting practices of Banco Central; and (iii) the value of a bond, note, certificate of deposit or other obligation referred to in clause (c) above at any time is the equivalent in U.S. dollars of the fair market value of such obligation at such time determined in accordance with the consistently applied accounting practices of Banco Central.

     “Orimulsion®” means a liquid fuel consisting (i) a natural bitumen of 7-10° API, (ii) water and (iii) a surfactant which is added to stabilize the bitumen in the water emulsion.

     “Permitted Lien” means a Lien on Oil or Accounts Receivable, if at the time of the creation of such Lien (the “New Lien”):

     (i) Operating Reserves are greater than the sum of (a) two months of imports into Venezuela of goods and services (including interest payments with respect to External Public Debt) and (b) two months of principal payments with respect to all of the bonds issued to implement the 1990 Financing Plan and any other External Public Debt held by commercial lending institutions (measured in each case on the basis of imports and interest and principal payments during the preceding six months) (the availability of sufficient Operating Reserves to be certified by Banco Central);

     (ii) the aggregate principal amount of all External Public Debt secured by Liens on Oil or Accounts Receivable (including the External Public Debt to be secured by the New Lien and the External Public Debt to be simultaneously secured by Liens on Oil or Accounts Receivable) paid, due or scheduled to fall due in the current calendar year, and the aggregate outstanding principal amount of all such External Public Debt scheduled to fall due in each subsequent calendar year, is in each such year less than an amount equivalent to 17.5% of the aggregate revenues from the Export of Oil during the 12-month period preceding the creation of the New Lien (the amount of such External Public Debt to be certified by Banco Central and the amount of such revenues to be certified by Venezuela); and

     (iii) the aggregate outstanding principal amount of all External Public Debt secured by Liens on Oil or Accounts Receivable (including the External Public Debt to be secured by the New Lien and other External Debt to be secured by Liens on Oil or Accounts Receivable) is less than an amount equivalent to 55% of the aggregate revenues from the Export of Oil during the 12-month period preceding the creation of the New Lien (the amount of such External Public Debt to be certified by Banco Central and the amount of such revenues to be certified by Venezuela);

provided, that no New Lien will constitute a Permitted Lien if such New Lien is created while there is a default in the payment of principal of or interest on the Securities or any bonds issued to implement the 1990 Financing Plan, unless the proceeds of the financing secured by such New Lien are used to make or secure on a ratable basis interest and principal payments due with respect to the Securities;

provided, further that, notwithstanding the foregoing, a New Lien will constitute a Permitted Lien if (a) such New Lien arises pursuant to an order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings, provided that such New Lien is released or discharged within one year of its imposition, or (b) such New Lien arises by operation of law (and not pursuant to any agreement) and has not been foreclosed or otherwise enforced against the Oil or Accounts Receivable to which such New Lien applies.

     “Person” means any individual, corporation, partnership, association, joint stock company, joint venture, trust, unincorporated organization or any other entity, or a sovereign state or government or any agency or political subdivision thereof.

     2. The Securities are issuable in [bearer form (the “Bearer Securities”) with coupons (the “Coupons”)* at the time of issue attached thereto for the amount due on each Interest Payment Date and in] fully registered form [(the “Registered Securities”), both of which rank pari passu without any discrimination, preference or priority among them whatsoever. Registered] [.] Securities are issuable in [the] authorized denomination[s] of $                    [and [, in the case of Registered Securities] [any integral multiple thereof] [integral multiples of $                    above that amount]].

     3. The Issuer shall maintain in The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of [Registered] Securities and registration of transfers of [Registered] Securities. [In addition, Venezuela has appointed the main offices of                     in                     and                     in                     as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Venezuela reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in The City of New York [, and a Transfer Agent in a European city].

     The transfer of a [Registered] Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new [Registered] Securities, dated the date of authentication thereof, of any authorized

*	References to coupons should be deleted as appropriate for non-interest-bearing Securities of a series.

denominations and of a like aggregate principal amount.

     At the option of the registered holder upon request confirmed in writing, [Registered] Securities may be exchanged for [Registered] Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. [Bearer Securities may not be issued in exchange for Registered Securities.] Whenever any [Registered] Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the [Registered] Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [the Transfer Agent or] the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with [the Transfer Agents and] the Fiscal Agent.

     [In the event of a redemption of the Securities in part, neither the Fiscal Agent nor any Transfer Agent shall be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any [Registered] Security, or portion thereof, called for redemption[, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption].]

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Venezuela, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Venezuela may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

     Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

     4. (a) The Issuer shall pay to the Fiscal Agent such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

     (b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

     5. (a) Any and all payments by Venezuela pursuant to the Securities or in respect thereof shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties or other liabilities with respect thereto, imposed or levied at any time, excluding (i) in the case of each holder, taxes imposed on or measured by its income or capital by the jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) under the laws of which such holder is organized, (ii) in the case of each holder, taxes imposed on or measured by its income or capital by the jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) in which the principal place of business or residence (as the case may be) of such holder is located, including, without limitation, any jurisdiction in which such holder is, through an office or fixed place of business, deemed to be doing business or maintaining a permanent establishment under any income tax treaty and (iii) all other taxes imposed by any jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) outside of Venezuela except such taxes which arise as a result of action taken by Venezuela (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being herein called “Taxes”). If Venezuela shall be required by law to deduct any Taxes from or in respect of any sum payable under the Securities or in respect thereof to any holder, (a) Venezuela shall pay such additional amounts (“Additional Amounts”) as may be necessary so that after making all required deductions for Taxes (including deductions applicable to Additional Amounts payable under this Section 5(a)) such holder receives an amount equal to the sum it would have received had no such deductions been made, (b) Venezuela will make such deductions and (c) Venezuela will pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

          (b) Except as otherwise provided herein, Venezuela will pay (i) all stamp or other documentary taxes or duties, if any, which may be imposed by Venezuela or the United States of America or any state or political subdivision thereof or taxing authority therein with respect to the original issue of the Securities or the exchange of interests in global Securities for definitive Securities and (ii) all other excise or property taxes, charges or similar levies which arise in any jurisdiction from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, the Securities, the Fiscal Agency Agreement, the Banco Central Undertaking or any other document or instrument referred to herein or in the Fiscal Agency Agreement, excluding (in the case of the preceding clause (ii)) any such taxes imposed by any jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) outside of Venezuela except those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Fiscal Agency Agreement, the Banco Central Undertaking or any such other document or instrument following the occurrence of an Event of Default (all such non-excluded taxes, charges or levies described in clauses (i) and (ii) above being herein called “Other Taxes”).

          (c) Venezuela will reimburse each holder for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 5) paid by such holder or any liabilities (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each holder which wishes to claim reimbursement under this Section 5 for any such Taxes, Other Taxes or liabilities arising therefrom or with respect thereto will notify Venezuela (through the Fiscal Agent) of its intention to pay the same as promptly as practicable and, if possible, prior to the date of such payment (such notice to describe such Taxes, Other Taxes or liabilities in reasonable detail). Such reimbursement shall be made within 30 days from the date such holder makes demand therefor.

          (d) Within 30 days after the date of any payment of Taxes (but in no event later than the date 45 days after the date such Taxes become due), Venezuela will furnish to the Fiscal Agent the original (or a certified copy) of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other obligation of Venezuela hereunder, the obligations of Venezuela under this Section 5 shall survive the payment of the Securities.

          (f) Whenever in the Securities there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 5, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     (b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     6. (a) [If applicable, insert—The Securities of this series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, [if applicable, insert—(1) on                     in any year commencing with the year                     and ending with the year                     through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2)] [at any time [on or after                    ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): If redeemed [on or before                    ,                    %, and if redeemed] during the 12-month period beginning                     of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a redemption price equal to                    % of the principal amount,] at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than $                    principal amount of Securities.]]*

     [(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to                     in each year, commencing in                     and ending in                    , an amount in cash sufficient to redeem on such                     [not less than $                    and not more than] $                    principal amount of Securities at the redemption price specified in Paragraph 6(a) above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Paragraph is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such               as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) [together, in the case of Bearer Securities, with all unmatured Coupons appertaining thereto] and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

     [(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption, [in the case of Bearer Securities, individually by lot and, in the case of Registered Securities,] by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $                    or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than $                   .]

     [(d) Notices to redeem Securities shall be given [to holders of Bearer Securities by publication at least once in a leading daily newspaper in the English language of general circulation in Europe which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [The Stock Exchange of Hong Kong Limited] and such Exchange shall so require, shall be a daily newspaper of general circulation in [Luxembourg] [Hong Kong] [and]

*	Modification necessary if the Security is an Original Issue Discount Security.

to holders of [Registered] Securities in writing mailed, first-class postage prepaid, to each holder of [Registered] Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to. [In the case of a redemption in whole,] [s]uch notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days nor more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] [The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions.] If by reason of the suspension of [publication of any newspaper or of] regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the [publication or] mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of [such publication or] mailing [or, if published in such newspapers on different dates, on the date of the first such publication]. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a [Registered] Security)][, together, in the case of a Bearer Security, with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,* and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made[,] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

     (e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Section 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, [together in the case of Bearer Securities with all appurtenant Coupons, if any, maturing subsequent to the redemption date,] the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to

*	Modification necessary if zero-coupon security.

bear interest, [the Coupons for interest appertaining to Bearer Securities maturing subsequent to the redemption date shall be void,] and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

     [(f) Any [Registered] Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new [Registered] Security or Securities of this series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

     7. If any of the following events (“Events of Default”) shall occur and be continuing with respect to Securities:

     (a) Venezuela shall fail to pay the principal amount of any Security when due and such failure continues for a period of 30 days; or

     (b) Venezuela shall fail to pay interest or other amounts due on any Security when due and such failure continues for a period of 30 days; or

     (c) Venezuela shall fail to duly perform or observe any term or obligation contained in the Securities or the Fiscal Agency Agreement (other than those specified in (a) or (b) above) and such failure shall continue unremedied for 90 days after written notice thereof shall have been given to Venezuela at the specified office of the Fiscal Agent by any holder; or

     (d) Banco Central shall fail to duly perform or observe any of its obligations contained in the Banco Central Undertaking to remit (as and to the extent provided therein) U.S. dollars in the amount of each payment of principal of, and interest on, the Securities upon payment by Venezuela to Banco Central of the necessary Bolivar amount to make such payments, as provided in the Banco Central Undertaking, or on the occurrence and continuation of such a failure, Banco Central shall make any withdrawal of any amounts held on deposit with any holder or the Fiscal Agent that has notified Banco Central of its intention to set-off from such amounts any amounts owed to such holder or the Fiscal Agent, and any such failure shall continue unremedied for 30 days after written notice thereof shall have been given to Banco Central and Venezuela by the Fiscal Agent or any holder at the office of the Fiscal Agent; or

     (e) Banco Central shall fail to duly perform or observe any term or obligation contained in the Banco Central Undertaking or the Fiscal Agency Agreement on its part to be performed or observed (other than those specified in (d) above) and such failure shall continue unremedied for 90 days after written notice thereof shall have been given to Venezuela and Banco Central at the specified office of the Fiscal Agent by any holder; or

     (f) as a result of any default or event of default contained in any agreement or instrument related to any Public Issue of External Debt (other than the Securities) of Venezuela, Banco Central or any Governmental Agency guaranteed by Venezuela, any party to such agreement or instrument accelerates or declares to be due and payable any such Public Issue of External Debt prior to the stated maturity thereof; or

     (g) Venezuela or Banco Central fails generally to pay or perform its obligations under Public Issues of External Debt as they become due, or a moratorium on the payment or performance of such obligations shall be declared by Venezuela or Banco Central; or

     (h) there shall have been entered against Venezuela or Banco Central a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be or is taken, for the payment of money in excess of U.S.$100,000,000 and 30 days shall have passed since the entry of any such order without it having been satisfied or stayed; or

     (i) Venezuela shall cease to be a member of the International Monetary Fund (the “IMF”) or ceases to be eligible to use the general resources of the IMF; or

     (j) the validity of the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking shall be contested by Venezuela, Banco Central or any legislative, executive or judicial body or official of Venezuela authorized in each case by law to do so, or Venezuela or Banco Central shall deny any of its obligations thereunder to any of the holders (whether by a general suspension of payments or a moratorium on the payment of debt or otherwise), or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of Venezuela, or any final decision by any court in Venezuela having jurisdiction, shall purport to render any provision of the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking invalid or unenforceable or shall purport to prevent or delay the performance or observance by Venezuela or Banco Central of any of their respective obligations thereunder to any of the holders; or

     (k) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable Venezuela or Banco Central to make or perform its obligations under the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking (as the case may be), or for the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects, or may reasonably be expected to affect adversely, any rights or claims of any of the holders;

then holders of 25% or more in aggregate outstanding principal amount of the Securities may, by written demand to Venezuela at the office of the Fiscal Agent, declare the Securities immediately due and payable whereupon the entire unpaid principal amount of the Securities, all interest accrued and unpaid thereon and all other amounts payable in respect of the Securities shall become and be forthwith due and payable, without the holder’s presentation, demand, protest or further notice of any kind, all of which are hereby expressly waived by Venezuela. Upon such declaration, the Fiscal Agent shall give notice thereof in the manner provided in the Fiscal Agency Agreement to Venezuela (by facsimile, with transmission confirmed) and to the holders of the Securities in accordance herewith. After any such declaration, if all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Securities are cured, such declaration may be annulled and rescinded by holders of more than 50% in aggregate outstanding principal amount of the Securities (or such other percentage required at a meeting of holders in accordance with Section [9] hereof) by written notice thereof to Venezuela at the specified office of the Fiscal Agent.

          If an Event of Default described in Section 7(a) or (b) hereof shall have occurred and be continuing, Venezuela agrees to pay within 30 days after receipt of a demand therefor all reasonable and documented out-of-pocket expenses of the holders (including, without limitation, all reasonable counsel fees and court costs, stamp taxes, duties and fees) incurred in connection with any reasonable investigation of any such Event of Default or the enforcement of the Securities.

          For purposes hereof, the term “Public Issue of External Debt” shall mean any External Debt issued in a public offering or private placement of securities or other instruments of a type offered in the capital markets, including, without limitation, any bonds, floating rate notes, commercial paper, certificates of deposit, debentures or other evidence of indebtedness.

          [[_]. Add in particular covenants relating to the Securities of this series.]

     [8]. If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

     The provisions of this Section [8] are exclusive and shall preclude (to the extent lawful)

all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     [9]. (i) At any meeting of holders of the Securities duly called and held as specified in Section 11(a) of the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the lesser of (x) a majority in principal amount of the Outstanding Securities or (y) holders of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding represented at such meeting, or (ii) with the written consent of the owners of not less than a majority in aggregate principal amount of the Securities then Outstanding, the Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Banco Central Undertaking or the Fiscal Agency Agreement, in any way, and the holders of Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or by the Fiscal Agency Agreement to be made, given or taken by holders of the Securities; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Security affected thereby, (A) change the due date of the payment of the principal of (or premium, if any) or any installment of interest on any Security, (B) reduce the principal amount of any Security, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities is payable, (D) reduce the proportion of the principal in respect of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Banco Central Undertaking or the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of the Issuer to pay Additional Amounts. Any such modification, amendment or supplement shall be binding on the holders of Securities. The Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, without the vote or consent of any holder of Securities, may modify, amend or supplement the Banco Central Undertaking or the Fiscal Agency Agreement or the Securities for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements hereof or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or hereof or (E) amending the Fiscal Agency Agreement, the Banco Central Undertaking or the Securities in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities in any material respect.

     [10]. No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     [11]. Conversion of Currency. The Issuer agrees that, if a judgment or order given or made by any Specified Court or Other Court (as defined in Section [14] hereof) for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency in which this Security is denominated (the “denomination currency”), the Issuer will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

     [12.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. AUTHORIZATION AND EXECUTION OF THIS SECURITY BY THE ISSUER, HOWEVER, SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC OF VENEZUELA.

     [13.] The Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute this Security the same and valid obligation of Venezuela in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Venezuela.

     [14.] (a) The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Security (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the courts of England that sit in London; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Issuer also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Issuer hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by the Issuer with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Issuer with respect to proceedings unrelated to this Security.

          (b) The Issuer agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A. (The “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Issuer irrevocably appoints each Process Agent as its agent to receive such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by an irrevocable power of attorney hereto granted before a Venezuelan notary public). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

          (c) The Issuer irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

          (d) To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Fiscal Agent, any Paying Agent or any holder to enforce or execute a Related Judgment. In addition, to the extent that the Issuer or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from set-off, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with this Security.

EXHIBIT B

FORM OF BEARER SECURITY

[Form of Face of Security]

[ISIN No.                    ]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REPUBLIC OF VENEZUELA

[Title of Securities]

No. B-	[Denomination]

     The Republic of Venezuela (herein called the “Issuer” or “Venezuela”), for value received, hereby promises to pay to bearer the principal sum of                                        [Currency] (                   ) on                    .

     [If the Security is to bear interest prior to maturity, insert—, and to pay interest thereon from the date hereof [annually] [semi-annually] in arrears on                     [and                    ] in each year, commencing                     (each an “Interest Payment Date”), at the rate [of                    % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                    % per annum on any overdue principal [and premium] and on any overdue instalment of interest]. [Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

     [Insert floating interest rate provisions, if applicable.]

     [If the Security is not to bear interest prior to maturity, insert—(the “Stated Maturity”). The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

     Subject to applicable laws and regulations, principal of [(and premium, if any, on)] this Security shall be payable against presentation and surrender of this Security at the offices of the Paying Agents named on the reverse hereof* and at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement hereinafter named and notified to the holders of the Securities. [Interest on this Security due on or before maturity shall be payable, by check to the bearer of each Coupon appertaining hereto in the amount set forth in such Coupon, on or after the due date for such payment as set forth in such Coupon, upon presentation and surrender thereof at the offices of the Paying Agents set forth on the reverse of such Coupon or at such other offices or agencies as the Issuer shall have appointed for the purpose pursuant to the Fiscal Agency Agreement and notified to the holders of the Securities.] No payment of principal [(or premium, if any)] [or interest] in respect of this Security shall be made at an office or agency of the Issuer in the United States (as defined on the reverse hereof), and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if such payments are to be made in U.S. dollars and if payment of the full amount so payable at each office of the Fiscal Agent and of each Paying Agent outside the United States appointed and maintained pursuant to the Fiscal Agency Agreement is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in U.S. dollars. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in The City of New York [and in [Europe] [Asia] (which, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the Stock Exchange of Hong Kong Limited] and such Exchange shall so require, shall include an office or agency in [Luxembourg] [Hong Kong])] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

     Reference is hereby made to the further provisions of this Security set forth on the

*	Each such office is to be outside the United States, as defined herein.

reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, neither this Security nor any Coupon appertaining hereto shall be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

*Dated:

REPUBLIC OF VENEZUELA

By

Name:
Title:

CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE CHASE MANHATTAN BANK as Fiscal Agent

By

Authorized Officer

*To be dated the date of issuance.

[Form of reverse of Security]

     1. This Security is one of a duly authorized issue of [series designation] of the Issuer (herein called the “Securities”), issued in accordance with a Fiscal Agency Agreement, dated as of August 6, 1998 (such instrument, as it may be duly amended from time to time, is herein called the “Fiscal Agency Agreement”), among the Issuer, Banco Central de Venezuela, as official financial agent of the Republic of Venezuela, and The Chase Manhattan Bank, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York and, so long as the Securities are listed on [the Luxembourg Stock Exchange] [the Stock Exchange of Hong Kong Limited] and such Exchange shall so require, at the office of the Paying Agent hereinafter named in [Luxembourg] [Hong Kong]. This Security is limited in aggregate principal amount to U.S. $         or its equivalent in another currency or composite currency outstanding at any one time [(which amount may be increased at the option of the Issuer if in the future it determines that it may wish to sell additional Securities of this series)]. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

     The Securities are the direct, general and unconditional obligations of Venezuela. The Securities will rank pari passu, without any preference among themselves. The payment obligations of Venezuela under the Securities will at all times rank at least equally with all other unsecured and unsubordinated payment obligations of Venezuela relating to External Public Debt of Venezuela. Venezuela hereby pledges its full faith and credit for the due and punctual payment of all amounts due in respect of the Securities.

     So long as any Security remains outstanding, if any Lien on Oil or Accounts Receivable (other than a Permitted Lien) is created after the date that such Security was first issued by Venezuela, Banco Central or any Governmental Agency to secure External Public Debt, Venezuela will cause such Lien to equally and ratably secure the obligations of Venezuela under this Security. For the purposes of the foregoing, the following terms have the following meanings:

     “Accounts Receivable” means accounts payable to Venezuela, Banco Central or any Governmental Agency in respect of the sale, lease or other provision of Oil, whether or not yet earned by performance or scheduled to be documented in the future pursuant to a contract in existence on the relevant date.

     “Bond Currencies” means U.S. dollars, Deutsche marks, Pounds sterling, French francs, Italian lire and Swiss francs.

     “Debt” means, with respect to any Person, the following (whether outstanding on the date hereof or at any time thereafter): (a) all indebtedness of such Person for borrowed money, or for the deferred purchase price of property or services if and to the extent that the obligation to pay such purchase price is evidenced by an instrument; (b) all reimbursement obligations of such Person under or in respect of letters of credit or banker’s acceptances; (c) all obligations of such Person to repay deposits with or advances to such Person; (d) all obligations of such Person (other than those specified in clauses (a) and (b) above) evidenced by bonds, debentures, notes or other similar instruments; and (e) all direct or indirect guarantees, endorsements and similar obligations of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in clause (a), (b), (c) or (d) above.

     “Export” means any sale of Oil by any Person, including any sales to Persons owned or controlled, directly or indirectly, by any such seller, (i) in connection with which such Oil is transported from Venezuela or from storage facilities for Oil held for Export by any such Person outside of Venezuela, and (ii) which as not been preceded by any sale of such Oil which constitutes an Export hereunder.

     “External Debt” means any Debt which is denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than bolivars.

     “External Public Debt” means, at any time, the External Debt of the public sector entities referred to in Article 2 of the Organic Law of Public Credit of the Republic of Venezuela, as in effect on the date hereof, including principal, interest and other amounts payable in connection therewith.

     “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or other statutory body or judicial entity of Venezuela or any political subdivision thereof or therein, now existing or hereafter created, and any bank, corporation or other legal entity 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Venezuela, but excluding Banco Central.

     “Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligation with or from the proceeds of, any asset or revenues of any kind.

     “1990 Financing Plan” means the Republic of Venezuela 1990 Financing Plan dated June 25, 1990, distributed to the international banking community.

     “Oil” means hydrocarbons, their products and derivatives, in each case produced in Venezuela, provided, however, that “Oil” shall not include Orimulsion®”, products from Orimulsion®, natural gas, coal and petrochemicals.

     “Operating Reserves” means, at any time, the value (determined in accordance with the second sentence of this definition) of all of the following assets owned by Banco Central at such time to the extent denominated in units of exchange other than the lawful currency of Venezuela (excluding from such assets any assets which are subject to a Lien): (a) currencies other than the lawful currency of Venezuela (excluding Special Drawing Rights in the IMF and all funds received from the IMF); (b) deposits and credit balances with commercial financial lending institutions, central banks and non-Venezuelan governments or multilateral lending institutions which are payable in any of the Bond Currencies or currencies that are readily convertible into any of the Bond Currencies; and (c) marketable bonds, notes, certificates of deposit and other obligations issued by commercial financial institutions, non-Venezuelan governments or multilateral lending institutions which are payable in any of the Bond Currencies or currencies that are readily convertible into any of the Bond Currencies. For the purposes of this definition: (i) the value of an amount of any currency other than the lawful currency of Venezuela at any time is the equivalent in U.S. dollars of such amount at such time determined in accordance with the consistently applied accounting practices of Banco Central; (ii) the value of a deposit or credit balance referred to in clause (b) above at any time is the equivalent in U.S. dollars of the face amount of such deposit or credit balance at such time determined in accordance with the consistently applied accounting practices of Banco Central; and (iii) the value of a bond, note, certificate of deposit or other obligation referred to in clause (c) above at any time is the equivalent in U.S. dollars of the fair market value of such obligation at such time determined in accordance with the consistently applied accounting practices of Banco Central.

     “Orimulsion®” means a liquid fuel consisting (i) a natural bitumen of 7-10° API, (ii) water and (iii) a surfactant which is added to stabilize the bitumen in the water emulsion.

     “Permitted Lien” means a Lien on Oil or Accounts Receivable, if at the time of the creation of such Lien (the “New Lien”):

     (i) Operating Reserves are greater than the sum of (a) two months of imports into Venezuela of goods and services (including interest payments with respect to External Public Debt) and (b) two months of principal payments with respect to all of the bonds issued to implement the 1990 Financing Plan and any other External Public Debt held by commercial lending institutions (measured in each case on the basis of imports and interest and principal payments during the preceding six months) (the availability of sufficient Operating Reserves to be certified by Banco Central);

     (ii) the aggregate principal amount of all External Public Debt secured by Liens on Oil or Accounts Receivable (including the External Public Debt to be secured by the New Lien and the External Public Debt to be simultaneously secured by Liens on Oil or Accounts Receivable) paid, due or scheduled to fall due in the current calendar year, and the aggregate outstanding principal amount of all such External Public Debt scheduled to fall due in each subsequent calendar year, is in each such year less than an amount equivalent to 17.5% of the aggregate revenues from the Export of Oil during the 12-month period preceding the creation of the New Lien (the amount of such External Public Debt to be certified by Banco Central and the amount of such revenues to be certified by Venezuela); and

     (iii) the aggregate outstanding principal amount of all External Public Debt secured by Liens on Oil or Accounts Receivable (including the External Public Debt to be secured by the New Lien and other External Debt to be secured by Liens on Oil or Accounts Receivable) is less than an amount equivalent to 55% of the aggregate revenues from the Export of Oil during the 12-month period preceding the creation of the New Lien (the amount of such External Public Debt to be certified by Banco Central and the amount of such revenues to be certified by Venezuela);

provided, that no New Lien will constitute a Permitted Lien if such New Lien is created while there is a default in the payment of principal of or interest on the Securities or any bonds issued to implement the 1990 Financing Plan, unless the proceeds of the financing secured by such New Lien are used to make or secure on a ratable basis interest and principal payments due with respect to the Securities;

provided, further that, notwithstanding the foregoing, a New Lien will constitute a Permitted Lien if (a) such New Lien arises pursuant to an order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings, provided that such New Lien is released or discharged within one year of its imposition, or (b) such New Lien arises by operation of law (and not pursuant to any agreement) and has not been foreclosed or otherwise enforced against the Oil or Accounts Receivable to which such New Lien applies.

     “Person” means any individual, corporation, partnership, association, joint stock company, joint venture, trust, unincorporated organization or any other entity, or a sovereign state or government or any agency or political subdivision thereof.

     2. The Securities are issuable in bearer form (the “Bearer Securities”) with coupons (the “Coupons”)* at the time of issue attached thereto for the amount due on each Interest Payment Date [and in fully registered form [(the “Registered Securities”), both of which rank pari passu without any discrimination, preference or priority among them whatsoever.] [Registered] Securities are issuable in [the] authorized denomination[s] of $   [and, in the case of Registered Securities] [any integral multiple thereof] [integral multiples of $        above that amount]].

     3. The Issuer shall maintain in The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of [Registered] Securities and registration of transfers of [Registered] Securities. [In addition, Venezuela has appointed the main offices of          in          and          in          as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Venezuela reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in The City of New York [, and a Transfer Agent in a European city].

     [At the option of the bearer hereof upon request confirmed in writing, Bearer Securities may be exchanged for Registered Securities, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Bearer Securities to be exchanged, together with all unmatured Coupons and all matured Coupons in default appertaining thereto, at the office of any Transfer Agent or at the corporate trust office of the Fiscal Agent. If the bearer hereof is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Issuer in an amount

*References to coupons should be deleted as appropriate for non-interest-bearing Securities of a series.

equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if there be furnished to them such security or indemnity as they may require to save each of them and each other agency of the Issuer hereunder harmless. Notwithstanding the foregoing, if a Bearer Security is surrendered in exchange for a Registered Security (i) after the close of business on the         * [or         *] next preceding an Interest Payment Date and before the opening of business on such Interest Payment Date, or (ii) after the close of business on any special record date for the payment of defaulted interest and before the opening of business on the relevant proposed date of payment of such defaulted interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be, and the interest payable on such Interest Payment Date or proposed date of payment shall not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such Coupon upon presentation and surrender thereof when due. Bearer Securities may not be issued in exchange for Registered Securities.]

     [In the event of a redemption of the Securities in part, neither the Fiscal Agent nor any Transfer Agent shall be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, or (iii) to exchange any Bearer Security called for redemption, except for a Registered Security of like aggregate principal amount which is simultaneously surrendered for redemption.]

     [All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Venezuela, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Venezuela may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.]

     Title to Bearer Securities and Coupons shall pass by delivery. The Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may deem and treat the bearer of a Bearer Security [,] [and] the bearer of a Coupon [and the person in whose name a Registered Security is registered] as the owner thereof for all purposes, whether or not such Security or Coupon be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

     4. (a) The Issuer shall pay to the Fiscal Agent such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest] on any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call

*Insert Record Dates in respect of Registered Securities.

for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of [(and premium, if any)] [and interest] on this Security as the same shall become due.

     (b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

     5. (a) Any and all payments by Venezuela pursuant to the Securities or in respect thereof shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties or other liabilities with respect thereto, imposed or levied at any time, excluding (i) in the case of each holder, taxes imposed on or measured by its income or capital by the jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) under the laws of which such holder is organized, (ii) in the case of each holder, taxes imposed on or measured by its income or capital by the jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) in which the principal place of business or residence (as the case may be) of such holder is located, including, without limitation, any jurisdiction in which such holder is, through an office or fixed place of business, deemed to be doing business or maintaining a permanent establishment under any income tax treaty and (iii) all other taxes imposed by any jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) outside of Venezuela except such taxes which arise as a result of action taken by Venezuela (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being herein called “Taxes”). If Venezuela shall be required by law to deduct any Taxes from or in respect of any sum payable under the Securities or in respect thereof to any holder, (a) Venezuela shall pay such additional amounts (“Additional Amounts”) as may be necessary so that after making all required deductions for Taxes (including deductions applicable to Additional Amounts payable under this Section 5(a)) such holder receives an amount equal to the sum it would have received had no such deductions been made, (b) Venezuela will make such deductions and (c) Venezuela will pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

     (b) Except as otherwise provided herein, Venezuela will pay (i) all stamp or other documentary taxes or duties, if any, which may be imposed by Venezuela, the United States of America or any state or political subdivision thereof or taxing authority therein with respect to the original issue of the Securities or the exchange of interests in registered securities for definitive registered Securities and (ii) all other excise or property taxes, charges or similar levies which arise in any jurisdiction from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, the Securities, the Fiscal Agency Agreement, the Banco Central Undertaking or any other document or instrument referred to herein or in the Fiscal Agency Agreement, excluding (in the case of the preceding clause (ii)) any such taxes imposed by any jurisdiction (or any political subdivision or taxing authority of such jurisdiction or any organization or federation of which such jurisdiction is at any time a member) outside of Venezuela except those resulting from, or required to be paid in connection with, the enforcement of the Securities, the Fiscal Agency Agreement, the Banco Central Undertaking or any such other document or instrument following the occurrence of an Event of Default (all such non-excluded taxes, charges or levies described in clauses (i) and (ii) above being herein called “Other Taxes”).

     (c) Venezuela will reimburse each holder for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 5) paid by such holder or any liabilities (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each holder which wishes to claim reimbursement under this Section 5 for any such Taxes, Other Taxes or liabilities arising therefrom or with respect thereto will notify Venezuela (through the Fiscal Agent) of its intention to pay the same as promptly as practicable and, if possible, prior to the date of such payment (such notice to describe such Taxes, Other Taxes or liabilities in reasonable detail). Such reimbursement shall be made within 30 days from the date such holder makes demand therefor.

     (d) Within 30 days after the date of any payment of Taxes (but in no event later than the date 45 days after the date such Taxes become due), Venezuela will furnish to the Fiscal Agent the original (or a certified copy) of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other obligation of Venezuela hereunder, the obligations of Venezuela under this Section 5 shall survive the payment of the Securities.

     (f) Whenever in the Securities there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 5, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     (g) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     6. (a) [If applicable, insert—The Securities of this series are subject to redemption upon not more than 60 nor less than 30 days’ notice given as hereinafter provided, [if applicable, insert—(1) on          in any year commencing with the year    and ending with the year          through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2)] [at any time [on or after    ], as a whole or in part, at the election of the Issuer, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): If redeemed [on or before         ,         %, and if redeemed] during the 12-month period beginning    of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a redemption price equal to    % of the principal amount,] at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1) and (2)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above.]] [Partial redemptions must be in an amount not less than $   principal amount of Securities.]*

     [(b) As and for a sinking fund for the retirement of the Securities, the Issuer will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to         in each year, commencing in    and ending in         , an amount in cash sufficient to redeem on such          [not less than $        and not more than] $    principal amount of Securities at the redemption price specified in this Paragraph for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified above is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such         as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Issuer (i) may deliver Outstanding Securities (other than any previously called for redemption) together [, in the case of Bearer Securities,] with all unmatured Coupons appertaining thereto and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satis faction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly.]

     [(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not less than 30 days prior to the redemption date from the Outstanding Securities not previously called for redemption[, in the case of Bearer Securities,] individually by lot [and, in the case of Registered Securities, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $        or any integral multiple thereof) of the principal amount of Registered Securities of a denomination larger than $        .]]

     [(d) Notices to redeem Securities shall be given to holders of Bearer Securities by publication at least once in a leading daily newspaper in the English language of general circulation in Europe, which so long as the Securities are listed on [the Luxembourg Stock

*Modification necessary if the Security is an Original Issue Discount Security.

Exchange] [the Stock Exchange of Hong Kong Limited] and such Exchange shall so require, shall be a daily newspaper of general circulation in [Luxembourg] [Hong Kong] [and to holders of Registered Securities in writing mailed, first-class postage prepaid, to each holder of Registered Securities, or portions thereof, so to be redeemed, at his address as it appears in the register hereinabove referred to.] [In the case of a redemption in whole,] [s]uch notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. [In the case of a partial redemption, notice will be given twice, the first such notice (the “First Partial Redemption Notice”) to be given not less than 45 days nor more than 60 days prior to the date fixed for redemption and the second such notice (the “Second Partial Redemption Notice”) to be given at least 20 days thereafter but not less than 20 days prior to the date fixed for redemption.] The term “daily newspaper” as used herein shall be deemed to mean a newspaper customarily published on each business day, whether or not it shall be published in Saturday, Sunday or holiday editions. If by reason of the suspension of publication of any newspaper [or of regular mail service], or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the publication [or mailed notice] in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices will be deemed to have been given on the date of such publication [or mailing] or, if published in such newspapers on different dates, on the date of the first such publication. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or portion thereof in the case of a partial redemption of a Registered Security)], together[, in the case of a Bearer Security, with all appurtenant Coupons, if any, maturing subsequent to the date fixed for redemption, that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,* and that on and after said date interest thereon will cease to accrue [and that such redemption is for the sinking fund if such is the case]. [In addition, in the case of a partial redemption, the [First Partial Redemption] [N]otice shall specify the last date [prior to the Second Partial Redemption Notice] on which exchanges or registration of transfers of Securities may be made[,] [and the Second Partial Redemption Notice shall also specify] the Securities called for redemption and the aggregate principal amount of the Securities to remain Outstanding after the redemption.]]

     (e) If notice of redemption has been given in the manner set forth in clause [(d)] of this Section 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, together [in the case of Bearer Securities] with all appurtenant Coupons, if any, maturing subsequent to the redemption date, the Securities shall be paid and redeemed by the Issuer at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest due on or prior to the redemption date on Bearer Securities shall be payable only upon the presentment and surrender of Coupons for such interest (at

*Modification necessary if zero coupon security.

an office or agency outside the United States except as otherwise provided on the face of the Bearer Securities)]. If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the redemption date, such Security may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Fiscal Agent if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Issuer harmless. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear interest, the Coupons appertaining to Bearer Securities maturing subsequent to the redemption date shall be void, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

     7. If any of the following events (“Events of Default”) shall occur and be continuing with respect to Securities:

     (a) Venezuela shall fail to pay the principal amount of any Security when due and such failure continues for a period of 30 days; or

     (b) Venezuela shall fail to pay interest or other amounts due on any Security when due and such failure continues for a period of 30 days; or

     (c) Venezuela shall fail to duly perform or observe any term or obligation contained in the Securities or the Fiscal Agency Agreement (other than those specified in (a) or (b) above) and such failure shall continue unremedied for 90 days after written notice thereof shall have been given to Venezuela at the specified office of the Fiscal Agent by any holder; or

     (d) Banco Central shall fail to duly perform or observe any of its obligations contained in the Banco Central Undertaking to remit (as and to the extent provided therein) U.S. dollars in the amount of each payment of principal of, and interest on, the Securities upon payment by Venezuela to Banco Central of the necessary Bolivar amount to make such payments, as provided in the Banco Central Undertaking, or on the occurrence and continuation of such a failure, Banco Central shall make any withdrawal of any amounts held on deposit with any holder or the Fiscal Agent that has notified Banco Central of its intention to set-off from such amounts any amounts owed to such holder or the Fiscal Agent, and any such failure shall continue unremedied for 30 days after written notice thereof shall have been given to Banco Central and Venezuela by the Fiscal Agent or any holder at the office of the Fiscal Agent; or

     (e) Banco Central shall fail to duly perform or observe any term of obligation contained in the Banco Central Undertaking or the Fiscal Agency Agreement on its part to be performed or observed (other than those specified in (d) above) and such failure shall continue unremedied for 90 days after written notice thereof shall have been given to Venezuela and Banco Central at the specified office of the Fiscal Agent by any holder; or

     (f) as a result of any default or event of default contained in any agreement or instrument related to any Public Issue of External Debt (other than the Securities) of Venezuela, Banco Central or any Governmental Agency guaranteed by Venezuela, any party to such agreement or instrument accelerates or declares to be due and payable any such Public Issue of External Debt prior to the stated maturity thereof; or

     (g) Venezuela or Banco Central fails generally to pay or perform its obligations under Public Issues of External Debt as they become due, or a moratorium on the payment or performance of such obligations shall be declared by Venezuela or Banco Central; or

     (h) there shall have been entered against Venezuela or Banco Central a final judgment, decree or order by a court of competent jurisdiction from which no appeal may be or is taken, for the payment of money in excess of U.S.$100,000,000 and 30 days shall have passed since the entry of any such order without it having been satisfied or stayed; or

     (i) Venezuela shall cease to be a member of the International Monetary Fund (the “IMF”) or ceases to be eligible to use the general resources of the IMF; or

     (j) the validity of the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking shall be contested by Venezuela, Banco Central or any legislative, executive or judicial body or official of Venezuela authorized in each case by law to do so, or Venezuela or Banco Central shall deny any of its obligations thereunder to any of the holders (whether by a general suspension of payments or a moratorium on the payment of debt or otherwise), or any constitutional provision, treaty, convention, law, regulation, official communique, decree, ordinance or policy of Venezuela, or any final decision by any court in Venezuela having jurisdiction, shall purport to render any provision of the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking invalid or unenforceable or shall purport to prevent or delay the performance or observance by Venezuela or Banco Central of any of their respective obligations thereunder to any of the holders; or

     (k) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable Venezuela or Banco Central to make or perform its obligations under the Securities, the Fiscal Agency Agreement or the Banco Central Undertaking (as the case may be), or for the validity or enforceability thereof, shall expire, be withheld, revoked, terminated or otherwise cease to remain in full force and effect, or shall be modified in a manner which adversely affects, or may reasonably be expected to affect adversely, any rights or claims of any of the holders;

then holders of 25% or more in aggregate outstanding principal amount of the Securities may, by written demand to Venezuela at the office of the Fiscal Agent, declare the Securities immediately due and payable whereupon the entire unpaid principal amount of the Securities, all interest accrued and unpaid thereon and all other amounts payable in respect of the Securities shall become and be forthwith due and payable, without the holder’s presentation, demand, protest or further notice of any kind, all of which are hereby expressly waived by Venezuela. Upon such declaration, the Fiscal Agent shall give notice thereof in the manner provided in the Fiscal Agency Agreement to Venezuela (by facsimile, with transmission confirmed) and to the holders of the Securities in accordance herewith. After any such declaration, if all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Securities are cured, such declaration may be annulled and rescinded by holders of more than 50% in aggregate outstanding principal amount of the Securities (or such other percentage required at a meeting of holders in accordance with Section [9] hereof by written notice thereof to Venezuela at the specified office of the Fiscal Agent.

     If an Event of Default described in Section 7(a) or (b) hereof shall have occurred and be continuing, Venezuela agrees to pay within 30 days after receipt of a demand therefor all reasonable and documented out-of-pocket expenses of the holders (including, without limitation, all reasonable counsel fees and court costs, stamp taxes, duties and fees) incurred in connection with any reasonable investigation of any such Event of Default or the enforcement of the Securities.

     For purposes hereof, the term “Public Issue of External Debt” shall mean any External Debt issued in a public offering or private placement of securities or other instruments of a type offered in the capital markets, including, without limitation, any bonds, floating rate notes, commercial paper, certificates of deposit, debentures or other evidence of indebtedness.

     [[_]. Add in particular covenants relating to the Securities of this series.]

     [8]. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

     If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security or coupon has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which such coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

     Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

     Every new Security with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone.

     The provisions of this Section [8] are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

     [9]. (i) At any meeting of holders of the Securities duly called and held as specified in Section 11(a) of the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the lesser of (x) a majority in principal amount of the Outstanding Securities or (y) holders of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities with respect to the action being taken), or (ii) with the written consent of the owners of not less than a majority in aggregate principal amount of the Securities then Outstanding (or of such other percentage as may be set forth in the text of the Securities with respect to the action being taken), the Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Banco Central Undertaking or the Fiscal Agency Agreement, in any way, and the holders of Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or by the Fiscal Agency Agreement to be made, given or taken by holders of Securities; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Security affected thereby, (A) change the due date of the payment of the principal of (or premium, if any) or any installment of interest on any Security, (B) reduce the principal amount of any Security, the portion of such principal amount which is payable upon acceleration of the maturity of such Security, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities is payable, (D) reduce the proportion of the principal in respect of Securities of this series the vote or consent of the holders of which is necessary to modify, amend or supplement the Banco Central Undertaking or the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of the Issuer to pay Additional Amounts. Any such modification, amendment or supplement shall be binding on the holders of Securities. The Issuer and the Fiscal Agent (and, in the case of the Banco Central Undertaking, with the agreement of Banco Central), upon agreement between themselves, without the vote or consent of any holder of Securities, may modify, amend or supplement the Banco Central Undertaking or the Fiscal Agency Agreement or the Securities for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities pursuant to the requirements hereof or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or hereof or (E) amending the Fiscal Agency Agreement, the Banco Central Undertaking or the Securities in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities in any material respect.

     [10]. No reference herein to the Fiscal Agency Agreement and no provision of this

Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     [11]. Conversion of Currency. The Issuer agrees that, if a judgment or order given or made by any Specified Court or Other Court (each as defined in Section [14] hereof) for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency in which this Security is denominated (the “denomination currency”), the Issuer will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

     [12.] THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS. AUTHORIZATION AND EXECUTION OF THIS SECURITY BY THE ISSUER, HOWEVER, SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC OF VENEZUELA.

     [13.] The Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute this Security the same and valid obligation of Venezuela in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of Venezuela.

     [14.] (a) The Issuer agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Security or a coupon appertaining thereto (a “Related Proceeding”) shall be brought exclusively in the Supreme Court of the State of New York, County of New York; in the United States District Court for the Southern District of New York; in the courts of England that sit in London; or in the courts of Venezuela that sit in Caracas, as the person bringing such Related Proceeding may elect in its sole discretion, provided that if none of the courts specified above located in the country in which such person has elected to bring such Related Proceeding is a court that has jurisdiction of the subject matter or is otherwise competent under applicable law to hear and determine such proceeding, such Related Proceeding may be brought in such other court located in such country as shall have jurisdiction of the subject matter or be otherwise competent under applicable law to hear and determine such Related Proceeding, or if such Related Proceeding seeks relief or a judgment that is enforceable only against any of its properties, assets or revenues that are subject to the jurisdiction of any other court located in the countries listed above and is limited to the value of such properties, assets or revenues, such Related Proceeding may be brought in any such court (all such courts described in this sentence being called herein “Specified Courts”). The Issuer also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed in any Specified Court or any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all courts other than Specified Courts being herein called “Other Courts”), by means of a suit on the judgment or in any other manner provided by law. The Issuer hereby irrevocably submits to the exclusive jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of each Specified Court and each Other Court. The agreement made by the Issuer with respect to jurisdiction is made solely with respect to Related Proceedings and the enforcement or execution of Related Judgments and under no circumstances shall it be interpreted as a general agreement by the Issuer with respect to proceedings unrelated to this Security or a coupon appertaining thereto.

     (b) The Issuer agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon the Consul General of the Republic of Venezuela or, in his or her absence or incapacity, any official of the Consulate of Venezuela, presently located at 7 East 51st Street, New York, New York 10022, U.S.A. (The “New York Process Agent”), and service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in England may be made upon the person in charge of consular affairs at the Embassy of the Republic of Venezuela, presently located at One Cromwell Road, London SW7 2HW, England (the “London Process Agent” and, together with the New York Process Agent, the “Process Agents”), and the Issuer irrevocably appoints each Process Agent as its agent to receive such service of any and all such writs, process and summonses, and agrees that the failure of any of the Process Agents to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Issuer agrees to maintain at all times an agent with offices in New York to act as its New York Process Agent, and an agent with offices in London to act as its London Process Agent as aforesaid (each such agent to be appointed by an irrevocable power of attorney hereto granted before a Venezuelan notary public). Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

     (c) The Issuer irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in any of the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

     (d) To the extent that the Issuer or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against the Issuer or any of its revenues, assets or properties in any jurisdiction in which any Specified Court is located, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court or Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the Fiscal Agent, any Paying Agent or any holder to enforce or execute a Related Judgment. In addition, to the extent that the Issuer or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from set-off, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, the Issuer hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with this Security or a coupon appertaining thereto.

[FORM OF COUPON]

[Form of Face of Coupon]

[ISIN No. _____________]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[R-]*______________
[Currency]
Due________________

REPUBLIC OF VENEZUELA

[Title of Securities]

     Unless the Security to which this Coupon appertains shall have been called for previous redemption and payment thereof duly provided for, on the date set forth hereon, the Republic of Venezuela (the “Issuer”) will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Issuer may be required to pay according to the terms of said Security) at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Issuer may determine from time to time, at the option of the bearer as provided in the Security, by [United States dollar check drawn on a bank in The City of New York or transfer to a United States dollar account maintained by the payee with a bank located outside the United States, being the interest then payable on said Security].

*	For Coupons maturing on or after the date, if any, on which a partial redemption of Securities is possible, insert the letter “R” in front of the coupon number. The coupon number, payment amount and due date should appear in the right-hand section of the face of the Coupon.

REPUBLIC OF VENEZUELA
By:
Name:
Title:

Form of Reverse of Coupon

PAYING AGENTS

*

*	Insert names and addresses of initial paying agents located outside the United States.

EXHIBIT C

[FORM OF TEMPORARY BEARER GLOBAL SECURITY]

REPUBLIC OF VENEZUELA

[Title of Securities]

     The Republic of Venezuela (herein called the “Issuer” or “Venezuela”), for value received, hereby promises to pay to bearer upon presentation and surrender of this temporary bearer global Security the principal sum of                     [Currency] (                   )

     [If the Security is to bear interest prior to maturity, insert—, and to pay interest— [thereon] [calculated on                    ] from the date hereof [annually] [semi-annually] in arrears on                     [and                    ] in each year, commencing                     (each an “Interest Payment Date”), at the rate [of                    % per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [If applicable insert—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                    % per annum on any overdue principal and premium and on any overdue instalment of interest]; provided, however, that interest on this temporary bearer global Security shall be payable only after the issuance of the definitive Securities for which this temporary bearer global Security is exchangeable and, in the case of definitive bearer Securities, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Fiscal Agency Agreement referred to below) of the interest coupons thereto attached as they severally mature. [Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]]

     [Insert floating interest rate provisions, if applicable.]

     [If the Securities are not to bear interest prior to maturity, insert— (the “Stated Maturity”). The principal of this temporary bearer global Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this temporary bearer global Security shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand; provided, however, that such interest shall be payable only after the issuance of the definitive bearer Securities for which this temporary bearer global Security is exchangeable. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of                    % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand, subject to the proviso in the preceding sentence.]

     This temporary bearer global Security is one of a duly authorized issue of [series designation] of Venezuela (herein called the “Securities”), issued under the Fiscal Agency Agreement, dated as of August 6, 1998 (such instrument, as it may be duly amended from time to time, is herein called the “Fiscal Agency Agreement”), among Venezuela, Banco Central de Venezuela, as official financial agent of the Republic of Venezuela, and The Chase Manhattan Bank, as Fiscal Agent (“Fiscal Agent”). It is a temporary security and is exchangeable in whole or from time to time in part without charge upon request of the holder hereof for definitive bearer Securities [If the Securities of the series are to bear interest prior to maturity, insert— with interest coupons attached,] [or in registered form, without coupons, of authorized denominations,] or in the form of one or more definitive bearer global Securities, or any combination thereof, (a) if a date, or the manner of its determination, prior to which no such exchange may be made has been designated pursuant to the Fiscal Agency Agreement, not earlier than such date and (b) as promptly as practicable following presentation of certification, in the form required by the Fiscal Agency Agreement for such purpose, that the beneficial owner or owners of this temporary bearer global Security (or, if such exchange is only for a part of this temporary bearer global Security, of such part) are not U.S. persons other than [certain financial institutions or persons described in Section 1.163-5(c)(2)(i)(D)(6) of the U.S. Treasury Regulations]. Definitive bearer Securities and definitive bearer global Securities to be delivered in exchange for any part of this temporary bearer global Security shall be delivered only outside the United States. Upon any exchange of a part of this temporary bearer global Security for definitive Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Fiscal Agent on the Schedule hereto, and the principal amount hereof shall be reduced for all purposes by the amount so exchanged.

     Until exchanged in full for definitive Securities, this temporary bearer global Security shall in all respects be entitled to the same benefits and subject to the same terms and conditions of, and Venezuela shall be subject to the same restrictions as those to be endorsed on, the definitive Securities and those contained in the Fiscal Agency Agreement, except that neither the holder hereof nor the beneficial owners of this temporary bearer global Security shall be entitled to receive payment of interest hereon.

     This temporary bearer global Security shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York. Authorization and execution of this temporary global Security by Venezuela, however, shall be governed by the laws of Venezuela.

     All terms used in this temporary bearer global Security which are defined in the Fiscal Agency Agreement, including the exhibits thereto, or the definitive Securities shall have the meanings assigned to them therein.

     Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this temporary bearer global Security shall not be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this temporary bearer global Security to be duly executed.

Dated:

REPUBLIC OF VENEZUELA
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

     This is the temporary bearer global security referred to in the within-mentioned Fiscal Agency Agreement.

THE CHASE MANHATTAN BANK as Fiscal Agent
By:
Authorized Officer

SCHEDULE OF EXCHANGES

Remaining
principal
	Principal	amount
	amount	following	Notation made
Date	exchanged for	such	on behalf of the
made	definitive Securities	exchange	Fiscal Agent

EXHIBIT D*

[FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP]

CERTIFICATE

REPUBLIC OF VENEZUELA

[TITLE OF SECURITIES]

     This is to certify that as of the date hereof, [and except as set forth below,]** the above-captioned Securities [held by you for our account]** [to be acquired from you]*** (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, in addition, if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     [We undertake to advise you by tested telex if the above statement is not correct on the date on which you intend to submit your certificate relating to such Securities to the Fiscal Agent, and in the absence of any such notification it may be assumed that this certificate

*	For use in those instances where a definitive bearer Security, a temporary bearer Security, a temporary bearer global Security or a definitive bearer global Security is delivered in an Offshore Offering to non-U.S. persons at the time of sale thereof.

**	To be included if the Certificate is being provided to EUROCLEAR or CEDEL BANK, société anonyme.

***	To be included if the Certificate is being provided directly to the Issuer.

applies as of such date.]*

     This certificate excepts and does not relate to $                    of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities cannot be made until we do so certify.

     We understand that this certificate is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:                    , 199_

By:
As, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates.

*	To be included if the Certificate is being provided to Euroclear or CEDEL BANK, société anonyme.

EXHIBIT E

[FORM OF CERTIFICATE TO BE GIVEN
BY THE EUROCLEAR OPERATOR OR
CEDEL BANK, société anonyme]

CERTIFICATE

REPUBLIC OF VENEZUELA

[TITLE OF SECURITIES]

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof,                     principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                    , 199__

Yours faithfully, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, Brussels office, as operator of the EUROCLEAR System or CEDEL BANK, société anonyme
By: